BLACK HILLS CORPORATION

Company Contact:
Jason Ketchum 605-721-2765 Media Relations line 866-243-9002	News Release

BLACK HILLS CORP REPORTS THIRD QUARTER 2008 RESULTS

STRATEGY ON TRACK AND BUSINESSES PERFORMING WELL

RAPID CITY, SD — November 5, 2008 — Black Hills Corp. (NYSE: BKH) today announced quarterly financial results for the period ended Sept. 30, 2008. Income from continuing operations for the third quarter was $19.5 million, or $0.51 per share, compared to $11.1 million, or $0.29 per share, reported for the third quarter in 2007. Net income was $164.9 million, or $4.29 per share, compared to $17.5 million, or $0.46 per share, for the same period in 2007. These third quarter 2008 results contain $141.7 million of net income, or $3.69 per share, attributable to the after-tax gain on the sale of independent power production (IPP) assets that closed on July 11, 2008 and are classified as discontinued operations.

“We had solid business results in the third quarter and the integration of the five gas and electric utility properties acquired from Aquila is on track. The dividend declaration by our board of directors, during this uncertain economic environment, exemplifies the board’s continued confidence in our strategy, business performance and financial liquidity.

In light of the current capital market issues, we remain focused on operating efficiently, controlling discretionary expenses, conserving cash and prudently evaluating the timing of our capital investments in balance with our growth strategy. We are confident in our ability to secure the financing needed for future capital projects to serve our customers and create value for our investors,” said David R. Emery, chairman, president and chief executive officer of Black Hills Corp.

For the nine months ended Sept. 30, 2008, income from continuing operations was $44.4 million, or $1.16 per share, compared to $57.5 million, or $1.55 per share, for the same period ended Sept. 30, 2007. Net income for the nine months ended Sept. 30, 2008 was $203.9 million, or $5.31 per share, compared to $75.0 million, or $2.02 per share, reported for the same period in 2007. These year-to-date 2008 results also include the gain from the sale of the IPP assets.

Compared to the third quarter of 2007, income from continuing operations in the third quarter of 2008 was primarily affected by the following factors:

Utilities

• $3.6 million increase in electric utility earnings
• $1.9 million decrease in gas utility earnings

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Non-regulated Energy

• $4.6 million increase in energy marketing earnings
• $4.1 million increase in power generation earnings
• $0.3 million decrease in coal mining earnings
• $0.5 million decrease in oil and gas earnings

The gas and electric utility earnings include results from the acquisition of the five gas and electric utilities from Aquila on July 14, 2008. Gas utility results were a loss of $1.9 million, consistent with expectations for the seasonality of this business. Electric utility earnings increased due to the January 2008 approved rate recovery for investments made at Cheyenne Light and the inclusion of Colorado Electric utility results. Increases were partially offset by higher fuel and purchased power costs to meet customer demand, as well as, planned and unplanned plant outages during the quarter.

The construction of the 100 MW Wygen III plant remains on schedule and on budget. Additionally, the Colorado PUC recently deemed the company’s Electric Resource Plan application complete for the proposed development of 350 MW of natural gas-fired generation, along with 20 MW of renewable energy to serve electric utility customers in southeast Colorado. Regulatory hearings regarding the proposed plans are anticipated to begin in the first quarter of 2009. Black Hills continues to believe the self-build generation proposal provides the most reliable and cost-effective solution to meet the long-term energy needs of utility customers.

Results from power generation increased $4.1 million compared to the same quarter in 2007 and reflects the sale of certain IPP assets and their reclassification to discontinued operations. The increase in power generation earnings includes a $1.7 million after-tax gain on the sale of excess emission credits resulting from the decommissioning of the Ontario plant and an increase in earnings from power fund investments. Third quarter 2007 results included a $1.8 million after-tax impairment loss relating to the Ontario plant.

Overall market conditions and widening Rockies’ basis differentials improved results for the energy marketing business during the third quarter and include the effects of mark-to-market impacts. Ongoing execution of long-term transportation deals are building value for 2009 and beyond. The energy marketing team is conservatively managing its cash flows, credit exposure and counterparty risk so that the business continues to operate prudently using its stand-alone credit facility.

Oil and gas production was 11 percent lower compared to third quarter 2007. In response to declining prices in September 2008, the company elected to shut-in two million cubic feet per day of Piceance Basin gas production, which was restored in early October as market conditions improved.

Coal mining earnings were lower as a result of increased mining costs, including overburden removal expenditures, depreciation, diesel fuel prices and coal taxes, but were partially offset by increased production and higher average coal sales prices.

Due to the challenging economic environment, Black Hills is assessing financing alternatives and associated interest rate costs, changes in oil and natural gas pricing and other factors in order to determine the potential impact on earnings, investment and operating expectations. The company expects results

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to fall within the lower range of 2008 guidance for continuing operations provided on Sept. 17, 2008. The company is reevaluating 2009 guidance and it may be adjusted. “Our growth initiatives remain a priority and our businesses continue to build value. We believe our company is well positioned with a balanced asset portfolio, a defined growth plan, and opportunities to capture the benefits of operating efficiencies as integration plans are completed,” concluded Emery.

DIVIDEND

At a meeting held Oct. 29, 2008, the board of directors of Black Hills Corp. declared a quarterly dividend on the common stock. Common shareholders of record at the close of business on Nov. 14, 2008, will receive 35 cents per share, payable on Dec. 1, 2008.

QUARTERLY CONFERENCE CALL AND WEBCAST

The company will conduct a conference call and webcast on Thursday, Nov. 6, 2008, beginning at 11:00 a.m. Eastern Time to discuss recent events and financial and operating performance. To listen to the live broadcast, call 1-800-230-1766. To access the live webcast and download a copy of the investor presentation, go to the Black Hills Web site at www.blackhillscorp.com and click “Webcast” in the “Investor Relations” section. The presentation will be posted later today. Listeners should allow at least five minutes registering and accessing the presentation. For those unable to listen to the live broadcast, a replay will be available by telephone through Thursday, Nov. 13, 2008 at 1-800-475-6701 in the United States and at 1-320-365-3844 for international callers. Callers need to enter the access code 966928# when prompted. Also, an archive of the webcast will be available shortly after the call on the Black Hills’ Web site.

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BLACK HILLS CORPORATION REPORTS THIRD QUARTER 2008 RESULTS	November 5, 2008 Page 4

CONSOLIDATED FINANCIAL RESULTS

BLACK HILLS CORPORATION
(In thousands, except per share amounts)
	Three Months ended September 30,		Nine Months ended September 30,
	2008	2007	2008	2007
Revenues:
Utilities	$220,581	$72,275	$413,449	$222,033
Non-regulated energy	71,311	57,892	184,566	199,157
	$291,892	$130,167	$598,015	$421,190

Net income (loss) :
Continuing operations –
Utilities	$8,911	$7,189	$28,631	$22,884
Non-regulated energy	12,672	4,727	23,670	36,334
Corporate	(2,061)	(787)	(7,889)	(1,720)
Income from
continuing operations	19,522	11,129	44,412	57,498
Discontinued operations(a)	145,389	6,335	159,486	17,518
Net income	$164,911	$17,464	$203,898	$75,016

Weighted average common
shares outstanding:
Basic	38,307	37,643	38,145	36,810
Diluted	38,425	38,078	38,430	37,226

Earnings per share:
Basic –
Continuing operations	$0.51	$0.30	$1.16	$1.56
Discontinued operations	3.79	0.17	4.18	0.48
Total	$4.30	$0.47	$5.34	$2.04
Diluted –
Continuing operations	$0.51	$0.29	$1.16	$1.55
Discontinued operations	3.78	0.17	4.15	0.47
Total	$4.29	$0.46	$5.31	$2.02

(a)

2008 and 2007 discontinued operations primarily reflect the after-tax results of operations of the Company’s seven IPP power generation plants that were sold on July 11, 2008. Prior periods have been adjusted to reflect this reclassification to discontinued operations.

BUSINESS UNIT QUARTERLY PERFORMANCE SUMMARY

(Minor differences in comparative amounts may result due to rounding)

Utilities

Income from continuing operations from the utilities for the three-month period ended Sept. 30, 2008 was $8.9 million, compared to $7.2 million in 2007. Results were as follows:

•

Electric utilities’ income from continuing operations was $10.8 million in 2008 and $7.2 million in 2007. Operating income in 2008 increased $8.1 million reflecting increased gross margins of $23.7 million primarily due to the acquired Colorado electric utility and the inclusion of Wygen II in Cheyenne Light’s rate base effective on Jan 1, 2008. Operating expenses increased due to depreciation and operating costs associated with the Wygen II plant and the operating expenses of the acquired Colorado electric utility.

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•

Gas utilities’ loss from continuing operations was $1.9 million in 2008. Results from gas utilities reflect the addition of gas utilities acquired from Aquila on Jul. 14, 2008. Losses for the quarter were consistent with expectations and not unusual for off-peak seasons.

The following tables provide certain utility operating statistics:

	Three months ended		Nine months ended
Electric Utilities	September 30,		September 30,
	2008	2007	2008	2007
Retail sales–MWh	1,118,937	712,302	2,450,358	1,987,155
Contracted wholesale sales – MWh	229,074	169,211	678,608	486,149
Off-system sales – MWh	321,231	141,930	832,742	426,143
	1,669,242	1,023,443	3,961,708	2,899,447
Regulated power plant availability:
Coal-fired plants	96.4%	96.6%	93.2%*	95.5%
Other plants	98.7%	99.8%	92.6%	99.6%
Total availability	97.3%	98.0%	93.0%	97.3%

* Reflects major maintenance outages at our Ben French, Osage and Neil Simpson I coal-fired plants

Gas Utilities (acquired July 14, 2008)

Gas sales – Dekatherm (Dth)	5,181,662	-	5,181,662	-

Non-regulated Energy

Income from continuing operations from non-regulated energy for the three-month period ended Sept. 30, 2008 was $12.7 million, compared to $4.7 million in 2007. Business results were as follows:

•	Energy Marketing income from continuing operations was $6.9 million, compared to $2.3 million in 2007.
o	A $30.9 million pre-tax increase in unrealized marketing margins.
o	Lower incentive compensation costs related to the decreased realized gas marketing margins.

Partially offset by:

o

A $22.1 million pre-tax decrease in realized gas marketing margins primarily resulting from prevailing conditions in natural gas markets affecting both transportation and storage strategies. In addition, crude oil marketing margins were lower due to the impact of decreasing commodity prices on inventory held to meet pipeline requirements.

•	Power Generation income from continuing operations was $3.2 million in 2008, compared to a loss of $0.9 million in 2007.
o	The sale of excess emission credits resulting from the decommissioning of the Ontario plant for $1.7 million after-tax;

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o	The recording of an impairment loss, and related costs, in the third quarter of 2007 of

$1.8 million after-tax relating to the Ontario plant; and

o

Allocated indirect corporate costs and inter-segment interest expense, related to the IPP assets sold and not reclassified to discontinued operations, of $3.2 million after-tax for the three months ended Sept. 30, 2007.

Partially offsetting these increases were the following:

o	Lower earnings from the Wygen I and Gillette CT plants primarily due to higher interest costs partially offset by lower purchased power costs in 2008.
•	Oil and Gas income from continuing operations was $1.5 million in 2008, compared to $2.0 million in 2007.

o	A $0.5 million increase in LOE.
o	A $1.1 million increase in production taxes due to higher oil prices.

Partially offsetting these increased expenses were the following:

o

Revenue increased $1.1 million due to a 34 percent increase in the average hedged price of oil received partially offset by a 2 percent decrease in average hedged price of gas received, and lower production of 11 percent. The lower production reflects permitting delays, the temporary shut-in of Piceance Basin gas production, and delayed drilling activities on our non-operated properties.

•	Coal Mining income from continuing operations was $1.1 million in 2008, compared to $1.4 million
in 2007.	Results were impacted by the following:
o

Operating expenses increased $4.9 million, or 53 percent, during the three months ended Sept. 30, 2008 primarily due to increased overburden removal costs, an increase in diesel fuel costs, increased coal taxes due to a higher revenue base and increased depreciation due to increased equipment usage. We had a 54 percent increase in cubic yards of overburden moved.

Partially offsetting the increased expenses was the following:

o

Revenue increased $5.6 million, or 53 percent, for the three month period ended Sept. 30, 2008 compared to the same period in 2007. Revenues increased due to an increase in average price received and higher quantity of tons of coal sold, primarily due to additional sales to Cheyenne Light for Wygen II and increased train load-out sales.

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The following tables contain certain Non-regulated Energy operating statistics:

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Coal mining:
Tons of coal sold	1,521	1,314	4,518	3,796
Cubic yards of
overburden moved	3,368	2,188	9,021	5,402
Oil and gas production:
Mcf equivalent sales	3,444,841	3,890,760	10,081,574	10,994,141
Energy marketing
average daily volumes:
Natural gas physical – MMBtus	1,854,100	1,859,100	1,749,600	1,779,400
Crude oil physical – barrels	7,800	10,200	7,300	9,000

	Three months ended September 30,		Nine months ended September 30,
Power generation:	2008	2007	2008	2007
Contracted fleet power
plant availability:
Coal-fired plant	96.8%	95.3%	95.6%	94.3%
Natural gas-fired plants	99.4%	94.7%	82.5%	85.5%
Total availability	97.8%	95.0%	94.8%	94.9%

Service Company (Corporate)

Results for the three-month period ended Sept. 30, 2008 were a $2.1 million loss, compared to a loss of $0.8 million for the same period in 2007. Results were affected by increased unallocated costs in the three months ended Sept. 30, 2008, compared to the same period in 2007, primarily as a result of increased incentive compensation costs related to the IPP sale and the acquisition of the five gas and electric utilities from Aquila.

Discontinued Operations

Earnings from discontinued operations were $145.4 million for the three month period ended Sept. 30, 2008, compared to $6.3 million for the same period in 2007. The 2008 results contain $141.7 million of income attributable to the after-tax gain on the sale of IPP assets that closed on July 11, 2008.

ABOUT BLACK HILLS CORPORATION

Black Hills Corp. is a diversified energy company with a tradition of exemplary service and a vision to be the energy partner of choice is based in Rapid City, S.D. with corporate offices in Golden, Colo. and Omaha, Neb. The company serves 750,000 utility customers in Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company’s non-regulated businesses generate wholesale electricity, produce natural gas, oil and coal, and market energy. Black Hills employees partner to produce results that improve life with energy. More information is available at www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of

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BLACK HILLS CORPORATION REPORTS THIRD QUARTER 2008 RESULTS	November 5, 2008 Page 8

historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Item 1A of Part I of our 2007 Annual Report on Form 10-K filed with the SEC, and other reports that we file with the SEC from time-to-time, and the following:

•     Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings; to receive favorable rulings in periodic applications to recover costs for fuel, transmission and purchased power in our regulated utilities, and our ability to add power generation assets into our regulatory rate base;

• Our ability to successfully integrate and profitably operate the five gas and electric utilities recently acquired from Aquila;
• Our ability to successfully maintain or improve our corporate credit rating;
• Our ability to complete the planning, permitting, construction, start up and operation of power generating facilities in a cost-effective and timely manner;

•     Our ability to meet production targets for our oil and gas properties, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the cost and availability of specialized contractors, work force, and equipment;

•     The timing, volatility and extent of changes in energy-related and commodity prices, interest rates, foreign exchange rates, energy and commodity supply or volume, the cost and availability of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

• Counterparty credit risk;
• Capital market conditions and market uncertainties related to credit and interest rates, which may affect our ability to raise capital on favorable terms or at all;
• Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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